Exhibit 99.1
HF Foods Reports First Quarter 2023 Financial Results
First Quarter Net Revenue up 6% to $293.9 Million
Plan in Place to Reduce Cost Structure and Continue Focus on Improving Operations

Las Vegas, NV – May 10, 2023 – HF Foods Group Inc. (NASDAQ: HFFG), a leading food distributor to Asian restaurants across the United States (“HF Foods”, “HF Group” or the “Company”), reported financial results for the first quarter ended March 31, 2023.
First Quarter 2023 Financial Results
•Net revenue increased 6% to $293.9 million compared to $278.2 million in the prior year.
•Gross profit decreased 1% to $50.2 million, or 17.1% gross profit margin compared to $50.7 million, or 18.2% gross profit margin in the prior year.
•Net (loss) income decreased 285% to a net loss of $5.8 million compared to net income of $3.1 million in the prior year.
•Adjusted EBITDA decreased 71% to $5.3 million compared to $17.9 million in the prior year.
Management Commentary
“While I am pleased with our sales increase in the first quarter, it was a challenging quarter for costs,” said Peter Zhang, Chief Executive Officer of HF Foods. “Distribution, selling, and administrative costs grew, while gross profit declined slightly. First quarter margins were incrementally impacted as higher priced inventory was sold at lower competitive prices as product cost inflation began to subside. We expect this impact to diminish as the Company consumes and replaces higher cost commodity inventories. We have developed a plan to reduce our cost structure to address these issues in the near term, while continuing to focus on improving operations, supply chain and distribution channels, and driving efficiencies across the Company,” continued Mr. Zhang.
“HF Foods liquidity position remains strong, with operating cash flows, cash on hand and availability under our line of credit,” said Carlos Rodriguez, Chief Financial Officer of HF Foods. “In addition, we are now fully compliant with NASDAQ financial statement filing requirements, and when we hold our combined 2022 and 2023 annual meeting next month, we will have resolved all outstanding issues with NASDAQ. The resolution of these legacy issues has also enabled the Company to reduce related professional fees and expenses,” said Mr. Rodriguez.
First Quarter 2023 Results
Net revenue was $293.9 million for the first quarter of 2023 compared to $278.2 million in the prior year, an increase of $15.6 million, or 6%. This increase was attributable to the additional Seafood revenue generated due to the Sealand Food, Inc. acquisition (the “Sealand Acquisition”) and product cost inflation, partially offset by a decrease in Meat and Poultry revenue compared to the first quarter of 2022.
Gross profit was $50.2 million for the first quarter of 2023 compared to $50.7 million in the prior year, a decrease of $0.6 million, or 1%. The decrease was primarily attributable to a decrease in Meat and Poultry revenue, partially offset by the additional Seafood revenue generated due to the Sealand Acquisition. Gross profit margin for the first quarter of 2023 decreased from 18.2% in the first quarter of 2022 to 17.1% in the first quarter of 2023. The decrease was primarily attributable to the shift in product mix to higher Seafood sales, timing of inventory purchases, higher fluctuations in key commodity pricing and a higher than normal gross profit margin in the prior year due to our sales recovery to above pre-COVID-19 pandemic levels in the first quarter of 2022.

Distribution, selling and administrative expenses increased by $12.5 million, or 31%, primarily due to an increase of $2.8 million in payroll and related labor costs, inclusive of the additional costs due to the Sealand Acquisition, and higher professional fees due to legal costs and increased compliance costs as a result of the SEC and Special Investigation Committee investigations. Professional fees increased $4.2 million, from $2.9 million in the first quarter of 2022 to $7.1 million in the first quarter of 2023, and we expect to incur additional legal and compliance costs in the second quarter of 2023. Distribution, selling and administrative expenses as a percentage of net revenue increased to 18.0% in 2022 from 14.5% in 2021 primarily due to higher professional fees and increased headcount.
Net (loss) income decreased to a net loss of $5.8 million for the first quarter of 2023 compared to net income of $3.1 million in the first quarter of 2022. The decrease was primarily attributable to the increased costs described above as well as an increase of $3.1 million related to the change in fair value of interest rate swaps and a $1.6 million increase in interest expense.
Adjusted EBITDA was $5.3 million for the first quarter of 2023, a decrease of $12.7 million, or 71%, compared to $17.9 million for 2022, primarily attributable to the decreased gross profit and increased distribution, selling and administrative costs described above.
Cash Flow
Cash flow from operating activities increased to $12.6 million in the first quarter of 2023, compared to $10.1 million in the prior year. The increase in cash flow from operating activities was largely driven by improvements in working capital. As of March 31, 2023, we had a cash balance of $17.5 million.
About HF Foods Group Inc.
HF Foods Group Inc. is a leading marketer and distributor of fresh produce, frozen and dry food, and non-food products to primarily Asian/Chinese restaurants and other foodservice customers throughout the United States. HF Foods aims to supply the increasing demand for Asian American restaurant cuisine, leveraging its nationwide network of distribution centers and its strong relations with growers and suppliers of fresh, high-quality specialty restaurant food products and supplies in the US, South America, and China. Headquartered in Las Vegas, Nevada, HF Foods trades on Nasdaq under the symbol “HFFG”. For more information, please visit www.hffoodsgroup.com.
Investor Relations Contact:
HFFG Investor Relations
(404) 836-0852
investors@hffoodsgroup.com

Forward-Looking Statements
All statements in this news release other than statements of historical facts are forward-looking statements which contain our current expectations about our future results. We have attempted to identify any forward-looking statements by using words such as “believes,” “intends,” and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company’s actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements. Such factors include, but are not limited to, risks that the Company may not regain compliance with Nasdaq continued listing requirements relating to the Company’s annual meeting of stockholders within any applicable grace period, statements of assumption underlying any of the foregoing, and other factors disclosed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements.
Non-GAAP Financial Measures
Discussion of our results includes certain non-GAAP financial measures, including EBITDA, adjusted EBITDA and non-GAAP net income (loss), that we believe provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial performance with other companies in the same industry, many of which present similar non-GAAP financial measures to investors. The definitions of EBITDA, adjusted EBITDA and non-GAAP net income (loss) may not be the same as similarly titled measures used by other companies in the industry. EBITDA, adjusted EBITDA and non-GAAP net income (loss) are not defined under GAAP and are subject to important limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our financial results as reported under GAAP.
We use non-GAAP financial measures to supplement our GAAP financial results. Management uses EBITDA, defined as net income (loss) before interest expense, interest income, income taxes, and depreciation and amortization to measure operating performance. In addition, management uses Adjusted EBITDA, defined as net income (loss) before interest expense, interest income, income taxes, and depreciation and amortization, further adjusted to exclude certain unusual, non-cash, or non-recurring expenses. We believe that Adjusted EBITDA is less susceptible to variances in actual performance resulting from non-recurring expenses, and other non-cash charges, provides useful information for our investors and is more reflective of other factors that affect our operating performance.
We believe non-GAAP net income (loss) is a useful measure of operating performance because it excludes certain items not reflective of our core operating performance. Non-GAAP net income (loss) is defined as net income (loss) adjusted for amortization of intangibles, change in fair value of interest rate swaps, stock based compensation, transaction related costs and certain unusual, non-cash, or non-recurring expenses. We believe that non-GAAP net income (loss) facilitates period-over-period comparisons and provides additional clarity for investors to better evaluate our operating results. We present EBITDA, adjusted EBITDA, non-GAAP net income (loss) in order to provide supplemental information that we consider relevant for the readers of our consolidated financial statements included elsewhere in its reports filed with the SEC, including its current Quarterly Report on Form 10Q, and such information is not meant to replace or supersede U.S. GAAP measures. Reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures are included in the schedules attached to this press release.

HF FOODS GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash	$17,477	$24,289
Accounts receivable, net	43,724	44,399
Inventories	110,469	120,291
Other current assets	7,699	8,937
TOTAL CURRENT ASSETS	179,369	197,916
Property and equipment, net	138,984	140,330
Operating lease right-of-use assets	13,278	14,164
Long-term investments	2,666	2,679
Customer relationships, net	155,106	157,748
Trademarks and other intangibles, net	34,914	36,343
Goodwill	85,118	85,118
Other long-term assets	3,944	3,231
TOTAL ASSETS	$613,379	$637,529
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Checks issued not presented for payment	$14,094	$21,946
Line of credit	44,456	53,056
Accounts payable	58,595	57,044
Current portion of long-term debt, net	6,031	6,266
Current portion of obligations under finance leases	2,116	2,254
Current portion of obligations under operating leases	3,592	3,676
Accrued expenses and other liabilities	16,408	19,648
TOTAL CURRENT LIABILITIES	145,292	163,890
Long-term debt, net of current portion	114,047	115,443
Obligations under finance leases, non-current	11,576	11,441
Obligations under operating leases, non-current	9,793	10,591
Deferred tax liabilities	33,119	34,443
Other long-term liabilities	8,038	5,472
TOTAL LIABILITIES	321,865	341,280
Commitments and contingencies
SHAREHOLDERS’ EQUITY:
Preferred Stock	—	—
Common Stock	5	5
Additional paid-in capital	599,384	598,322
Accumulated deficit	(312,447)	(306,514)
TOTAL SHAREHOLDERS’ EQUITY ATTRIBUTABLE TO HF FOODS GROUP INC.	286,942	291,813
Noncontrolling interests	4,572	4,436
TOTAL SHAREHOLDERS’ EQUITY	291,514	296,249
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$613,379	$637,529

HF FOODS GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Net revenue	$293,855	$278,215
Cost of revenue	243,683	227,488
Gross profit	50,172	50,727

Distribution, selling and administrative expenses	52,929	40,408
(Loss) income from operations	(2,757)	10,319

Other (income) expenses:
Interest expense	2,868	1,278
Other income	(228)	(776)
Change in fair value of interest rate swap contracts	2,746	(358)
Lease guarantee expense	(120)	5,931
Total Other expenses, net	5,266	6,075
(Loss) income before income taxes	(8,023)	4,244

Income tax (benefit) provision	(2,226)	1,104
Net (loss) income	(5,797)	3,140
Less: net (loss) income attributable to noncontrolling interests	136	26
Net (loss) income attributable to HF Foods Group Inc.	$(5,933)	$3,114

(Loss) earnings per common share - basic	$(0.11)	$0.06
(Loss) earnings per common share - diluted	$(0.11)	$0.06

Weighted average shares - basic	53,822,794	53,706,392
Weighted average shares - diluted	53,822,794	53,884,510

HF FOODS GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net (loss) income	$(5,797)	$3,140
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization expense	6,689	5,779
Gain from disposal of property and equipment	—	(65)
Provision for credit losses	57	(12)
Deferred tax benefit	(1,324)	(2,154)
Change in fair value of interest rate swap contracts	2,746	(358)
Stock-based compensation	1,096	290
Non-cash lease expense	965	737
Lease guarantee expense	(120)	5,931
Other expense (income)	93	—
Changes in operating assets and liabilities (excluding effects of acquisitions):
Accounts receivable	1,034	(7,026)
Accounts receivable - related parties	(416)	(669)
Inventories	9,822	(12,070)
Prepaid expenses and other current assets	1,238	(2,758)
Other long-term assets	(829)	268
Accounts payable	2,327	16,805
Accounts payable - related parties	(776)	(309)
Operating lease liabilities	(961)	(715)
Accrued expenses and other liabilities	(3,274)	3,299
Net cash provided by operating activities	12,570	10,113
Cash flows from investing activities:
Purchase of property and equipment	(629)	(2,672)
Proceeds from sale of property and equipment	—	79
Payment made for acquisition of Great Wall Group	—	(17,339)
Net cash used in investing activities	(629)	(19,932)
Cash flows from financing activities:
Checks issued not presented for payment	(7,852)	679
Proceeds from line of credit	298,195	281,616
Repayment of line of credit	(306,808)	(268,298)
Repayment of long-term debt	(1,642)	(1,475)
Payment of debt financing costs	—	(604)
Repayment of obligations under finance leases	(646)	(616)
Proceeds from noncontrolling interests shareholders	—	240
Cash distribution to shareholders	—	(89)
Net cash (used in) provided by financing activities	(18,753)	11,453
Net (decrease) increase in cash	(6,812)	1,634
Cash at beginning of the period	24,289	14,792
Cash at end of the period	$17,477	$16,426

HF FOODS GROUP INC. AND SUBSIDIARIES
RECONCILIATION OF NET (LOSS) INCOME TO EBITDA AND ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended March 31,		Change
	2023	2022	Amount	%
Net (loss) income	$(5,797)	$3,140	$(8,937)	(284.6)%
Interest expense	2,868	1,278	1,590	124.4%
Income tax (benefit) provision	(2,226)	1,104	(3,330)	(301.6)%
Depreciation and amortization	6,689	5,779	910	15.7%
EBITDA	1,534	11,301	(9,767)	(86.4)%
Lease guarantee expense	(120)	5,931	(6,051)	(102.0)%
Change in fair value of interest rate swaps	2,746	(358)	3,104	NM
Stock-based compensation expense	1,096	290	806	277.9%
Acquisition and integration costs	—	749	(749)	NM
Adjusted EBITDA	$5,256	$17,913	$(12,657)	(70.7)%
____________
NM - Not meaningful

HF FOODS GROUP INC. AND SUBSIDIARIES
RECONCILIATION OF NET (LOSS) INCOME ATTRIBUTABLE TO HF FOODS GROUP INC.
TO NON-GAAP NET INCOME ATTRIBUTABLE TO HF FOODS GROUP INC.
(In thousands)
(Unaudited)

	Three Months Ended March 31,		Change
	2023	2022	Amount	%
Net (loss) income attributable to HF Foods Group Inc.	$(5,933)	$3,114	$(9,047)	(290.5)%
Amortization of intangibles	4,071	3,643	428	11.7%
Lease guarantee (income) expense	(120)	5,931	(6,051)	(102.0)%
Change in fair value of interest rate swaps	2,746	(358)	3,104	NM
Stock-based compensation expense	1,096	290	806	277.9%
Acquisition and integration costs	—	749	(749)	NM
Aggregate adjustment for income taxes	(2,175)	(2,666)	491	(18.4)%
Non-GAAP net (loss) income attributable to HF Foods Group Inc.	$(315)	$10,703	$(11,018)	(102.9)%
____________
NM - Not meaningful